QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.11

FIRST AMENDMENT TO THE INFORMATION TECHNOLOGY SERVICE AGREEMENT

        This FIRST AMENDMENT TO THE INFORMATION TECHNOLOGY SERVICE AGREEMENT (the "First Amendment") by and between Jazz Semiconductor, Inc., a Delaware corporation formerly known as Specialtysemi, Inc. (the "Company") and Conexant Systems, Inc., a Delaware corporation ("Conexant") is entered into as of the 30th day of September, 2002.

RECITALS

        WHEREAS, the Company and Conexant have entered into that certain Information Technology Service Agreement dated March 12, 2002 (the "IT Service Agreement");

        [...***...]

        WHEREAS, the Company and Conexant wish to amend the IT Service Agreement as set forth herein.

AGREEMENTS

        NOW THEREFORE, in consideration of the promises and mutual agreements and covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        1.    Defined Terms.    Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the IT Service Agreement.

        2.    Amendment to Section 12.1.    Section 12.1 of the IT Service Agreement is hereby amended by replacing the section in its entirety with the following language:

          12.1 Conexant will, at its expense, defend, indemnify, and hold Specialtysemi harmless from and against any and all claims, actions, demands, suits, losses, liabilities, judgments, expenses and costs (including reasonable attorneys' fees and fees of other professionals) ("Claims") (a) resulting from a claim by [...***...] (b) arising out of or relating to any personal injury (including death) or loss or damage to tangible property (other than data or information) to the extent such injury or damage is the result of negligence or wrongful misconduct of Conexant or its employees, or (c) arising out of or relating to the performance of IT Services by Conexant or any of its employees, agents, or representatives in connection with the [...***...] to the extent such Claim is the result of any negligent, intentional, willful, or reckless conduct of Conexant or any of its employees, agents, or representatives and will be offset to the extent such Claim is the result of any negligent, intentional, willful, or reckless conduct of the Company. Specialtysemi will use [...***...] to notify Conexant [...***...] in writing of any Claim for which Specialtysemi believes it is entitled to indemnification under this Section 12.1; however, Conexant will be relieved of its indemnification obligations under this Section 12.1 only if and to the extent that the failure to receive [...***...] notice materially prejudices Conexant's ability to defend the Claim. If Specialtysemi tenders defense of any such Claim to Conexant, Conexant must assume and bear the cost of the defense of the Claim. Specialtysemi may, at its option and expense, retain its own counsel to participate in any proceeding related to a Claim.

        3.    [...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

        4.    Effect of Amendment.    Except as and to the extent expressly modified by this Amendment, the IT Service Agreement shall remain in full force and effect in all respects. In the event of a conflict between this Amendment and the IT Service Agreement, this Amendment shall govern.

        5.    Counterparts.    This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        6.    Governing Law.    This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT as of the date set forth in the first paragraph hereof.

JAZZ SEMICONDUCTOR, INC., a Delaware corporation

By:	/s/ MARK S. BECKER Name: Mark S. Becker Title: Chief Financial Officer, Treasurer & Secretary

CONEXANT SYSTEMS, INC., a Delaware corporation

By:	/s/ ASHWIN RANGAN Name: Ashwin Rangan Title: Senior VP & CIO

QuickLinks

FIRST AMENDMENT TO THE INFORMATION TECHNOLOGY SERVICE AGREEMENT